Exhibit 10.16

U.S. Small Business Administration Note

SBA Loan #	60531272-03
SBA Loan Name	CFN ENTERPRISES INC.
Date	MAY 6, 2020
Loan Amount	$263,000.00
Interest Rate	ONE PERCENT (1.00%) PER ANNUM
Borrower	CFN ENTERPRISES INC.
Operating Company	N/A
Lender	PACIFIC WESTERN BANK

1.	PROMISE TO PAY:

In return for the Loan, Borrower promises to pay to the order of Lender the amount of

                                        TWO HUNDRED SIXTY-THREE THOUSAND and NO/100                                                                                             Dollars,

interest on the unpaid principal balance, and all other amounts required by this Note.

2.	DEFINITIONS:

“Collateral” means any property taken as security for payment of this Note or any guarantee of this Note.

“Guarantor” means each person or entity that signs a guarantee of payment of this Note.

“Loan” means the loan evidenced by this Note.

“Loan Documents” means the documents related to this loan signed by Borrower, any Guarantor, or anyone who pledges collateral.

“SBA” means the Small Business Administration, an Agency of the United States of America.

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3.	PAYMENT TERMS:

Borrower must make all payments at the place Lender designates. The payment terms for this Note are:

Initial Deferment Period: No payments are due on this loan for six (6) months from the date of first disbursement of this loan. Interest will continue to accrue during the deferment period.

Loan Forgiveness: Borrower may apply to Lender for forgiveness of the amount due on this loan in an amount equal to the sum of the following costs incurred by Borrower during the 8-week period beginning on the date of first disbursement of this loan:

a.  Payroll costs

b.  Any payment of interest on a covered mortgage obligation (which shall not include any prepayment of or payment of principal on a covered mortgage obligation)

c.  Any payment on a covered rent obligation

d.  Any covered utility payment

The amount of loan forgiveness shall be calculated (and may be reduced) in accordance with the requirements of the Paycheck Protection Program, including the provisions of Section 1106 of the Coronavirus Aid, Relief, and Economic Security Act (CARES Act) (P.L. 116-136). Not more than 25% of the amount forgiven can be attributable to non-payroll costs. If the Borrower has received an EIDL advance, then that amount shall be subtracted from the loan forgiveness amount.

This Note will mature in two (2) years from date of Note.

The interest rate is one percent (1.00%) per year. The interest rate is fixed and will not be changed during the life of the loan.

Borrower must pay principal and interest payments of $14,727.00 every month, beginning seven months from the month this Note is dated; payments must be made on the first calendar day in the months they are due.

Lender will apply each installment payment first to pay interest accrued to the day Lender receives the payment, then to bring principal current, then to pay any late fees, and will apply any remaining balance to reduce principal.

Lender must adjust the payment amount at least annually as needed to amortize principal over the remaining term of the note.

Loan Prepayment: Notwithstanding any provision in this Note to the contrary:

Borrower may prepay this Note at any time without penalty. Borrower may prepay 20 percent or less of the unpaid principal balance at any time without notice. If Borrower prepays more than 20 percent and the Loan has been sold on the secondary market, Borrower must: a. Give Lender written notice; b. Pay all accrued interest; and c. If the prepayment is received less than 21 days from the date Lender received the notice, pay an amount equal to 21 days interest from the date lender received the notice, less any interest accrued during the 21 days and paid under b. of this paragraph. If Borrower does not prepay within 30 days from the date Lender received the notice, Borrower must give Lender a new notice.

Non-Recourse. Lender and SBA shall have no recourse against any individual shareholder, member or partner of Borrower for non-payment of the loan, except to the extent that such shareholder, member or partner uses the loan proceeds for an unauthorized purpose.

All remaining principal and accrued interest is due and payable two (2) years from date of Note.

Late Charge: If a payment on this Note is more than 10 days late, Lender may charge Borrower a late fee of up to 5.00% of the unpaid portion of the regularly scheduled payment.

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PAYMENT TERMS CONTINUED:

N/A.

4.	DEFAULT:

Borrower is in default under this Note if Borrower does not make a payment when due under this Note, or if Borrower or Operating Company:

A.	Fails to do anything required by this Note and other Loan Documents;

B.	Defaults on any other loan with Lender;

C.	Does not preserve, or account to Lender’s satisfaction for, any of the Collateral or its proceeds;

D.	Does not disclose, or anyone acting on their behalf does not disclose, any material fact to Lender or SBA;

E.	Makes, or anyone acting on their behalf makes, a materially false or misleading representation to Lender or SBA;

F.	Defaults on any loan or agreement with another creditor, if Lender believes the default may materially affect Borrower’s ability to pay this Note;

G.	Fails to pay any taxes when due;

H.	Becomes the subject of a proceeding under any bankruptcy or insolvency law;

I.	Has a receiver or liquidator appointed for any part of their business or property;

J.	Makes an assignment for the benefit of creditors;

K.	Has any adverse change in financial condition or business operation that Lender believes may materially affect Borrower’s ability to pay this Note;

L.	Reorganizes, merges, consolidates, or otherwise changes ownership or business structure without Lender’s prior written consent; or

M.	Becomes the subject of a civil or criminal action that Lender believes may materially affect Borrower’s ability to pay this Note.

5.	LENDER’S RIGHTS IF THERE IS A DEFAULT:

Without notice or demand and without giving up any of its rights, Lender may:

A.	Require immediate payment of all amounts owing under this Note;

B.	Collect all amounts owing from any Borrower or Guarantor;

C.	File suit and obtain judgment;

D.	Take possession of any Collateral; or

E.	Sell, lease, or otherwise dispose of, any Collateral at public or private sale, with or without advertisement.

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6.	LENDER’S GENERAL POWERS:

Without notice and without Borrower’s consent, Lender may:

A.	Bid on or buy the Collateral at its sale or the sale of another lienholder, at any price it chooses;

B.

Incur expenses to collect amounts due under this Note, enforce the terms of this Note or any other Loan Document, and preserve or dispose of the Collateral. Among other things, the expenses may include payments for property taxes, prior liens, insurance, appraisals, environmental remediation costs, and reasonable attorney’s fees and costs. If Lender incurs such expenses, it may demand immediate repayment from Borrower or add the expenses to the principal balance;

C.	Release anyone obligated to pay this Note;

D.	Compromise, release, renew, extend or substitute any of the Collateral; and

E.	Take any action necessary to protect the Collateral or collect amounts owing on this Note.

7.	WHEN FEDERAL LAW APPLIES:

When SBA is the holder, this Note will be interpreted and enforced under federal law, including SBA regulations. Lender or SBA may use state or local procedures for filing papers, recording documents, giving notice, foreclosing liens, and other purposes. By using such procedures, SBA does not waive any federal immunity from state or local control, penalty, tax, or liability. As to this Note, Borrower may not claim or assert against SBA any local or state law to deny any obligation, defeat any claim of SBA, or preempt federal law.

8.	SUCCESSORS AND ASSIGNS:

Under this Note, Borrower and Operating Company include the successors of each, and Lender includes its successors and assigns.

9.	GENERAL PROVISIONS:

A.	All individuals and entities signing this Note are jointly and severally liable.

B.	Borrower waives all suretyship defenses.

C.	Borrower must sign all documents necessary at any time to comply with the Loan Documents and to enable Lender to acquire, perfect, or maintain Lender’s liens on Collateral.

D.	Lender may exercise any of its rights separately or together, as many times and in any order it chooses. Lender may delay or forgo enforcing any of its rights without giving up any of them.

E.	Borrower may not use an oral statement of Lender or SBA to contradict or alter the written terms of this Note.

F.	If any part of this Note is unenforceable, all other parts remain in effect.

G.

To the extent allowed by law, Borrower waives all demands and notices in connection with this Note, including presentment, demand, protest, and notice of dishonor. Borrower also waives any defenses based upon any claim that Lender did not obtain any guarantee; did not obtain, perfect, or maintain a lien upon Collateral; impaired Collateral; or did not obtain the fair market value of Collateral at a sale.

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10.	STATE-SPECIFIC PROVISIONS:

NONE.

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11.	BORROWER’S NAME(S) AND SIGNATURE(S):

By signing below, each individual or entity becomes obligated under this Note as Borrower.

Issuance of Transferable Record.

For purposes of this Note, the following terms and phrases are defined as follows: (i) “Authoritative Copy” means a copy of the Electronic Note which is unique and identifiable as the authoritative copy and that the Controlling Party has identified as the authoritative copy; (ii) “Controlling Party” means the party who most recently controls the Electronic Note, which may be one of the following (as applicable): (a) Lender, which may itself control the Electronic Note or a designated custodian exercising control over the Electronic Note on Lender’s behalf; or (b) a party to whom this Electronic Note has been assigned (“assignee”), which may itself control the Electronic Note or a designated custodian exercising control over the Electronic Note on assignee’s behalf; (iii) “Electronic Note” means this electronically created Note; (iv) "Electronic Record" means a record created, generated, sent, communicated, received or stored by electronic means; (v) "Electronic Signature" means an electronic symbol or process attached to or logically associated with a record and executed or adopted by a person with the intent to sign a record; (vi) "Record" means information that is inscribed on a tangible medium or that is stored in an electronic or other medium and is retrievable in perceivable form; and (vii) "Transferable Record" means an Electronic Record that: (a) would be a note under Article 3 of the Uniform Commercial Code as adopted in the jurisdiction governing this Note if the Electronic Record were in writing; and (b) Borrower, as the issuer, has agreed is a Transferable Record.

Borrower agrees that: (i) Borrower is signing this Electronic Note using an Electronic Signature and by doing so Borrower agrees to the terms of this Electronic Note; (ii) this Electronic Note will be identified as the Note signed, saved, and sent by Borrower to Lender using electronic, digital, wireless, or similar technology; (iii) this Electronic Note will be valid and enforceable for all legal purposes as set forth in the Uniform Electronic Transactions Act as enacted in the jurisdiction governing the Electronic Note ("UETA") or the Electronic Signatures in Global and National Commerce Act ("E-SIGN Act"), or both, as applicable, and to the same extent and manner as if the Note was a physical document and executed with a wet signature; and (iv) this Electronic Note will be an effective, enforceable and valid Transferable Record and may be created, authenticated, stored, transmitted and transferred in a manner consistent with and permitted by the provisions of the UETA or E-SIGN Act (as applicable) addressing “transferable records” as that term is used therein.

The Authoritative Copy of this Electronic Note will be the copy identified by the Controlling Party as such after closing the Loan. The only copy of this Electronic Note that is the Authoritative Copy is the copy that is within the control of the Controlling Party. No other copy of this Electronic Note may be the Authoritative Copy.

Electronic Signatures.

This Note may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. Delivery of a signature page to, or an executed counterpart of, this Note by facsimile, email transmission of a scanned image, DocuSign, or other electronic means, shall be effective as delivery of an originally executed counterpart. The words “execution,” “signed,” “signature,” and words of like import in this Note shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity, or enforceability as a manually executed signature or the use of a paper-based record keeping system, as the case may be, to the extent and as provided for in any applicable law, including, without limitation, the E-Sign Act, UETA or the Uniform Commercial Code, and the parties hereto hereby waive any objection to the contrary.

BORROWER:

CFN ENTERPRISES INC., a Delaware corporation

By:	/s/ Brian Ross
Brian Ross, Chief Executive Officer

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